UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 23, 2006
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue		10170
New York, New York		(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On May 23, 2006, Gramercy Warehouse Funding II LLC, and GKK Trading Warehouse II LLC, each an indirect wholly-owned subsidiary of Gramercy Capital Corp. (the “Company”), amended their existing Master Repurchase Agreement with Goldman Sachs Mortgage Company to increase the maximum aggregate amount under the Master Repurchase Agreement from $200 million to $400 million. The increase will be effective for six months, subject to a three-month extension option. Following this six-month period (or nine months if the extension option is exercised), the maximum aggregate amount under the Master Repurchase Agreement will revert to $200 million.

A copy of this amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.      Other Events.

On May 24, 2006, GKK Capital LP, a subsidiary of the Company, closed a $100 million senior unsecured revolving credit facility with KeyBank. The facility has a term of three years, with a one-year extension, and will initially bear interest at LIBOR plus 1.90%, which is subject to adjustment if the Company’s leverage ratio exceeds 80%.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1

Fourth Amendment, dated as of May 23, 2006, by and among Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II LLC and Goldman Sachs Mortgage Company, to the Master Repurchase Agreement, dated as of January 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006	GRAMERCY CAPITAL CORP.

	By:	/s/ Robert R. Foley
		Name:	Robert R. Foley
		Title:	Chief Financial Officer